Exhibit 10.39

PARTNERS FOR GROWTH

Amendment to Loan Documents

Borrower:	INTERWAVE COMMUNICATIONS, INC.

Address:	2495 Leghorn, Mountain View, California 94043

Date:	September 10, 2004

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is entered into between PARTNERS FOR GROWTH, L.P. (“PFG”), and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated June 4, 2004 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof.  (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1.                                      Addition of Term Loan Facility.  Section 1 of the Schedule to the Loan Agreement  is hereby amended to read as follows:

“1.  Credit Limit (Section 1.1):                                      The sum of the Revolving Loans under subsection (a) below and the Term Loans under subsection (b) below:

(a)                                  Revolving Loans.  Loans (the “Revolving Loans”) in an amount not to exceed the lesser of (1) $1,500,000 (the “Dollar Credit Limit”) at any one time outstanding, or (2) an amount equal to the sum of the following:

(A)                              up to 80% (an “Advance Rate”) of the amount of Borrower’s Eligible Accounts-Domestic (as defined in Section 8 above); plus

(B)                                up to 80% (an “Advance Rate”) of the amount of Borrower’s Eligible Accounts-Foreign (as defined in Section 8 above); plus

(C)                                up to 100% (an “Advance Rate”) of the amount of Borrower’s Eligible Accounts-LC Supported (as defined in Section 8 above); plus

(D)                               up to 75% (an “Advance Rate”) of the amount of Borrower’s Eligible Purchase Orders (as defined in Section 8 above); plus

(E)                                 up to 50% (an “Advance Rate”) of the value of Borrower’s Eligible Inventory (as defined in Section 8 above),  calculated at the lower of cost or market value and determined on a first-in, first-out basis.

PFG may, from time to time, modify the Advance Rates, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts, its evaluation of the Inventory or other issues or factors relating to the Accounts, Inventory or other Collateral.

Borrower shall have the right to repay and reborrow Revolving Loans hereunder, subject to all of the terms and conditions of this Agreement.

(b)                                 Term Loans.  Loans (the “Term Loans”) in an amount not to exceed $2,000,000, which shall be subject to the following terms and conditions:

(1)                                  Disbursements.  The first disbursement of the Term Loans, in the amount of $1,000,000 shall be made by PFG to Borrower on or about September    , 2004.  Subsequent disbursements of the Term Loans shall be subject to the approval of PFG, which shall be a matter of PFG’s good faith business judgment, and, if approved, shall be made within three Business Days of written request therefor, in disbursements of not less than $250,000, and with the total number of disbursements not to exceed five (including the first disbursement).

(2)                                  Reborrowing; Prepayment.  Term Loans may not be reborrowed, once they have been repaid.  Term Loans may be prepaid, in whole or in part, at any time without premium or penalty.  Prepayments shall be applied to the payments on the Term Loan in the inverse order of their maturity.

(3)                                  Loan Fee.  On the date hereof, Borrower shall pay PFG a loan fee of $30,000 representing 3% of the $1,000,000 first disbursement of the Term Loan, and thereafter, Borrower shall pay PFG a loan fee in an amount equal to 3% of the principal amount of each subsequent disbursement of the Term Loan, concurrently with the disbursement.  Such loan fees are fully earned on the date due, are in addition to all interest and all other fees and are non-refundable.

(4)                                  Due Date; Mandatory Prepayment.  Borrower shall repay the unpaid principal balance of the Term Loans and any accrued and unpaid interest on October 31, 2004 (or on any earlier termination of this Agreement) (the “Term Loan Maturity Date”); provided that Borrower shall be required to prepay unpaid principal of the Term Loans (the “Mandatory Prepayments”) in the amount of any loans, advances or other sums that Borrower has the right to receive from the Senior Lender under the Accounts Receivable Financing Agreement between Borrower and Senior Lender dated June 30, 2003, as amended, and any other loan or similar agreement (the “Senior Loans”) meeting the following requirements:

(i)                                     on or prior to September 30, 2004:  Senior Loans which Borrower has the right to receive, and which Senior Loans would bring the total unpaid principal balance of outstanding indebtedness of Borrower to Senior Lender to more than $575,000; or

(ii)                                  after September 30, 2004: any and all Senior Loans which Borrower has the right to receive.

Such prepayment shall be due on the earliest dates Borrower has the right to receive the Senior Loans from the Senior Lender and from the first proceeds of such loans.  Borrower agrees to borrow from Senior Lender all Senior Loans available to it, at the first date they become available to Borrower from the Senior Lender, and to execute and deliver in connection therewith all loan requests and other documents and instruments necessary in order to borrow such Senior Loans, and to cause the proceeds thereof to be paid directly by Senior Lender to PFG to the extent necessary to make the foregoing Mandatory Prepayments or to make payment of the Term Loans in full on the due date of the Term Loans, but the obligation of the Borrower to pay the Term Loans in full on the Term Loan Maturity Date is not dependent on whether or not Borrower has Senior Loans available to it.

(5)                                  Irrevocable Assignment.  Borrower shall, prior to the first disbursement of the Term Loan, execute and deliver to PFG an Irrevocable Assignment of Loan Proceeds and Consent in the form of Exhibit A hereto (the “Assignment”).  Disbursement of the Term Loan is conditioned on the Senior Lender also executing and delivering the Assignment to PFG.  If, for any reason, notwithstanding the Assignment, the Borrower receives proceeds of Senior Loans Borrower shall hold the same in trust for PFG and remit the same to PFG within one business day of receipt of the same, to the extent a Mandatory Prepayment or other payment on the Term Loans is due.

(6)                                  Late Charge. In the event any installment of principal of the Term Loan or interest thereon is not paid on the date due (including without limitation Mandatory Prepayments), the Borrower  agrees to pay PFG a late charge in an amount equal to 5% of the amount of the installment as liquidated damages and fair compensation to the PFG to compensate the PFG for the delinquency, but nothing herein shall be construed to obligate the PFG to accept late payment or to limit any of the PFG’s rights and remedies as a result of the late payment.

(c)                                  Loans.  Revolving Loans and Term Loans are “Loans” for all purposes of this Loan Agreement.

(d)                                 Interest.  Revolving Loans and Term Loans shall bear interest at the rate set forth in Section 2 below of this Schedule.

2.                                      Representations True.  Borrower represents and warrants to PFG that all representations and warranties set forth in the Loan Agreement are true and correct in all material respects.

3.                                      General Provisions.  This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by PFG and Borrower, and the other written documents and agreements between PFG and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the

Loan Agreement, and all other documents and agreements between PFG and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		PFG:

INTERWAVE COMMUNICATIONS, INC.		PARTNERS FOR GROWTH, L.P.

		By	/s/ Lorraine Nield
By	/s/ Erwin Leichtle	Title	Manager
	President		Partners for Growth, LLC
Its General Partner

By	/s/ Cal R. Hoagland
Secretary

CONSENT

Each of the undersigned acknowledges that its consent to the foregoing Amendment is not required, but the undersigned nevertheless does hereby consent to the foregoing Amendment and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties.  Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty of the undersigned, all of which are hereby ratified and affirmed.

Interwave Advanced Communications, Inc.		Interwave Communications International, Ltd.

By	/s/ Erwin Leichtle	By	/s/ Erwin Leichtle
Name	Erwin Leichtle	Name	Erwin Leichtle
Title	President and CEO	Title	President and CEO

IRREVOCABLE ASSIGNMENT OF LOAN PROCEEDS AND CONSENT

THIS IRREVOCABLE ASSIGNMENT OF LOAN PROCEEDS AND CONSENT is entered into on September 10, 2004  among SILICON VALLEY BANK (“Bank“), INTERWAVE COMMUNICATIONS, INC. (the “Company“), and PARTNERS FOR GROWTH, L.P. (“PFG“).

1.  Assignment of Loan Proceeds.

1.1  Irrevocable Assignment.  The Company hereby irrevocably assigns to PFG all of its right, title and interest in and to all loans, advances or other sums now or hereafter due from the Senior Lender to the Company (the “Assigned Funds“) under the Accounts Receivable Financing Agreement between Borrower and Senior Lender dated June 30, 2003, as amended, and any other present or future loan or similar agreement (collectively, the “Loan Agreement“).

1.2  Payment.  Bank shall remit all Assigned Funds which would otherwise be payable to the Company under the Loan Agreement (subject to all of Bank‘s rights under the Loan Agreement), directly to PFG at such address and to such account as PFG shall from time to time direct by written notice to the Bank.   All payments made by Bank to PFG hereunder shall be applied by PFG as follows:

(i)                                     first to any Mandatory Prepayments due on the Term Loan (the “PFG Term Loan“) under the Loan and Security Agreement between the Company and PFG dated June 4, 2004 (as amended by the Amendment to Loan Documents of even date (the “PFG Amendment“), as so amended, the “PFG Loan Agreement“), and accrued interest thereon;

(ii)                                  next to any other payments due on the PFG Term Loan; and

(iii)                               provided no default or event of default has occurred and is continuing under the PFG Loan Agreement, any excess shall be remitted by PFG to the Company.

1.3  Subordination Agreement; Consent.  Bank agrees that the payments from the Bank to PFG provided for herein and the application of such payments to the indebtedness of the Company to PFG as provided herein shall be permitted under the Subordination Agreement between Bank and PFG dated June 7, 2004. Bank acknowledges receipt of the PFG Amendment and consents to the transactions described therein (the “Transactions“), including the incurrence of term loans of up to $2,000,000 and the assignment of certain assets described in this Assignment to PFG. Bank agrees that the consummation of the Transactions shall not constitute a default under the Loan Agreement.

1.4  Monthly Statements and Information.  Bank shall send PFG a copy of all monthly statements and other statements rendered to the Company under or in connection with the Loan Agreement at the same time as they are provided to the Company, provided that Bank shall have no liability to PFG for negligently or inadvertently failing to furnish such monthly statements.  Bank shall also respond to reasonable inquiries from PFG relating to the status of the Loan Agreement, the availability of loans thereunder, and other matters relating thereto.  The Company hereby irrevocably authorizes the Bank to provide to PFG all information called for by this Assignment.

1.5  Authority; Further Assurance.  The Company represents that it has not made, executed or delivered any other assignment of the monies covered by this Agreement.  The Company hereby irrevocably authorizes and empowers PFG to ask, demand, receive, receipt and give acquittance for any and all monies hereby assigned, and to endorse any checks or other orders for the payment of money payable to the Company in payment thereof.  The Company agrees that it will at all times hereafter at the request of PFG, make, do and execute all such further acts, agreements, assurances and other documents and instruments as shall be reasonably required to enable PFG to collect all sums due or to become due under or in connection with the Loan Agreement, according to the intent and purpose of this Agreement.  Bank is hereby authorized to recognize PFG‘s claims to rights hereunder without investigating the reason for any action taken by PFG or the validity or the amount of the obligations owing from the Company to PFG or the existence of any default or the application to be made by PFG of any of the amounts paid to PFG.

1.6  Assignment Subject to Loan Agreement.  This Assignment is subject in all respects to, and shall not affect or limit any rights of Bank under, the terms and conditions of the Loan Agreement (as it may be amended from time to time) with respect to any matter, including (but not limited to) Bank’s right to retain reserves from time to time in its sole discretion, Bank‘s right to offset any amounts owing by the Company to Bank from time to time, and Bank’s right to terminate the Loan Agreement in accordance with the terms thereof, all without prior notice to PFG (except that Bank shall send to PFG a copy of any notice of termination given to the Company, at the same time as the same is sent to the Company). Nothing contained in this Agreement shall be construed to require Bank to advance any funds beyond any amount provided in the Loan Agreement.

1.7  Perfection of PFG’s Security Interest.  PFG warrants and represents to Bank that the assignment to PFG by the Company has been or will be validly perfected in all respects pursuant to applicable law, and that PFG alone is entitled to receive all amounts otherwise payable to the Company pursuant to the Loan Agreement.

1.8  Conflicting Demands.  Bank shall not be obligated to make any payment to PFG hereunder, if any such payment is enjoined, restrained, or stayed by any court or by any statute or governmental rule or regulation.  In the event any conflicting demands are made on Bank with respect to monies to be paid hereunder, Bank shall not be required to determine the same and shall have the right to file suit in interpleader or for declaratory relief.  In the event Bank shall bring any such action, the Company agrees to reimburse Bank, for its attorneys‘ fees, costs and expenses in connection therewith, and without limiting its other rights and remedies, and Bank shall be entitled to deduct such attorneys‘ fees, costs and expenses from the funds which are the subject of such interpleader or declaratory relief action.

2.  Termination.  The assignment in Section 1 above is irrevocable and shall continue in effect until written notice of termination is given by PFG to Bank.  PFG agrees to provide such notice immediately upon payment in full of the PFG Term Loans and all accrued interest thereon, provided no default or event of default has occurred and is continuing under the PFG Loan Agreement.

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3.  General.  This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.  All of Bank‘s and PFG’s rights and remedies hereunder and under applicable law are cumulative and not exclusive.  This Agreement sets forth in full the terms of agreement among the parties with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto.  The Company shall reimburse PFG and Bank for all reasonable attorneys‘ fees and all other reasonable costs and expenses incurred by them in connection with, or relating to, this Agreement, whether or not any lawsuit is filed.  In the event of any litigation between or among the Company, PFG and Bank based upon, or arising out of, or relating to this Agreement, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including without limitation reasonable attorneys fees) from the non-prevailing party.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.  As a material part of the consideration to the parties for entering into this Agreement, each party (i) agrees that all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Agreement shall be litigated exclusively in courts located within Santa Clara County, California, (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and (iii) waives any and all rights to transfer or change the venue of any such action or proceeding to any court located outside Santa Clara County, California.  This Agreement shall be binding upon and inure to the benefit of PFG, the Company and Bank and their respective successors and assigns.

4.  Mutual Waiver of Jury Trial.  PFG, the Company and Bank each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to: (i) this Agreement; or (ii)  any other present or future instrument or agreement between or among PFG, the Company and/or Bank; or (iii) any conduct, acts or omissions of PFG, the Company or Bank or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with PFG, the Company or Bank; in each of the foregoing cases, whether sounding in contract or tort or otherwise.

Company:	PFG:

Interwave Communications, Inc.	Partners For Growth, L.P.

By	/s/ Erwin Leichtle	By	/s/ Lorraine Nield
Name	Erwin Leichtle	Name	Lorraine Nield
Title	President and CEO	Title	Manager, Partners for Growth, LLC
Its General Partner

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Bank:

Silicon Valley Bank

By	/s/ Nick Tsiagkas
Name	Nick Tsiagkas
Title	Vice President

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